                                                                      Exhibit 20


            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

--------------------------------------------------------------------------------

                      Payment Date Statement: June 20, 2002
a.Aggregate Amount of Collections                                                      $395,653,817.84
  Aggregate Amount of Non-Principal Collections                                          $2,961,114.50
  Aggregate Amount of Principal Collections                                            $392,692,703.34
  Pool Balance                                                                         $765,475,315.91
  Residual Participation Amount                                                        $265,475,315.91
  Excess Funding Account                                                                         $0.00

b.Series Allocation Percentage                                                                  100.00%
  Floating Allocation Percentage                                                                 65.32%
  Principal Allocation Percentage                                                                  N/A

c.Total Amount Distributed on Series 2000-1                                                $858,958.33

d.Amount of Such Distribution Allocable to Principal on 2000-1                                   $0.00

e.Amount of Such Distribution Allocable to Interest on 2000-1                              $858,958.33

f.Noteholder Default Amount                                                                      $0.00

g.Required Subordinated Draw Amount                                                              $0.00

h.Noteholder Charge Offs                                                                         $0.00
  Amounts of Reimbursements                                                                      $0.00

i.Monthly Servicing Fee                                                                    $637,896.10
  Noteholder Monthly Servicing Fee                                                         $416,666.67

j.Controlled Deposit Amount                                                                      $0.00

k.Series 2000-1 Invested Amount at end of period (Gross)                               $500,000,000.00
  Outstanding Principal Balance                                                        $500,000,000.00

l.Available Subordinated Amount                                                         $82,332,135.43

m.Carry-over Amount                                                                              $0.00

n.Reserve Account Balance                                                                $1,750,000.00

o.Principal Funding Account Balance                                                              $0.00
  Yield Supplement Account Balance                                                       $1,750,000.00


VW CREDIT, INC. - SERVICER                                                Page 1
21-Jun-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page


TRANSACTION SUMMARY
-------------------
                                                              From                To        Days
                                                              ----                --        ----
Current Interest Period                                     5/20/2002          6/19/2002     31

Series Allocation Percentage                                         100.00%

Initial Principal Balance                                   $500,000,000.00
Outstanding Principal Balance                               $500,000,000.00
Principal Balance of Receivables for Determination Date     $733,370,902.54
Amount Invested in Receivables on Series Issuance Date      $500,000,000.00
Initial Invested Amount                                     $500,000,000.00
Invested Amount at the Beginning of Period                  $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)      $500,000,000.00
Required Subordinated Amount                                 $82,332,135.43

Excess Funding Account                                                $0.00
Series 2000-1 Invested Amount at End of Period (net         $500,000,000.00
of EFA)
Available Subordinated Amount (previous period)              $79,182,523.63

Incremental Subordinated Amount (previous period)            $31,237,318.15

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                      $1,750,000.00
Yield Supplement Account Beginning Balance                    $1,750,000.00
Yield Supplement Account Required Amount                      $1,750,000.00

Reserve Account Initial Deposit                               $1,750,000.00
Reserve Account Required Amount                               $1,750,000.00
Reserve Account Beginning Balance                             $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                      $0.00
Withdrawal from Yield Supplement Account                              $0.00
Outstanding Carryover Amount - Ending Balance                         $0.00
Yield Supplement Account Balance - Ending Balance             $1,750,000.00
Yield Supplement Account Deposit Amount                               $0.00

Withdrawal from Reserve Account                                       $0.00
Reserve Account Ending Balance                                $1,750,000.00
Reserve Account  Deposit Amount                                       $0.00

1-month LIBOR Rate (annualized)                                   1.8400000%
Certificate Coupon (annualized)                                      1.9950%
Prime Rate (annualized)                                           4.7500000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.3450000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $771,968,399.07
Pool Balance at the Ending of Period                        $765,475,315.91
Average Aggregate Principal Balance                         $768,721,857.49
Aggregate Principal Collections                             $392,692,703.34
New Principal Receivables                                   $386,199,620.18

Receivables Added for Additional Accounts                             $0.00
Noteholder Default Amount                                             $0.00
Net Losses                                                            $0.00
Noteholder Charge-offs                                                $0.00
Miscellaneous Payments (Adjustments and Transfer
 deposit amounts)                                                     $0.00
Non-Principal Collections & Inv. Proceeds treated as                  $0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                                $0.00
Ineligible Receivables                                                $0.00
Excess Funding Account at Date of Determination                       $0.00

Defaulted Receivables in Ineligible and Overconc.
 Accounts                                                             $0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                 $0.00
Spread Over/Under Prime for Portfolio                                 -0.41%
Weighted Average Interest Rate                                         4.34%

Previously waived Monthly Servicing Fee                               $0.00



PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                     0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                    $41,971,318.66
Used Vehicle Percentage                                                       5.483%
Used Vehicle Percentage During Last Collection Period                         5.103%
Early Amortization Event?                                            NO
Largest Dealer or Dealer Affiliation Balance                         $34,086,406.00
Largest Dealer Percentage                                                     4.416%

Aggregate Principal Amount of Receivables of Dealers over 2%         $48,038,281.57




SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $395,653,817.84
Aggregate Amount of Non-principal Collections (including
insurance proceeds & rebates)                                       $  2,961,114.50
Investment Proceeds                                                 $      5,357.76

Aggregate Amount of Principal Collections                           $392,692,703.34
Asset Receivables Rate                                                        3.010%
Use Asset Receivables Rate?                                         NO
Carryover Amount (this Distribution Date)                                  N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                   51.08%
Previous Collection Period Monthly Payment Rate                        49.53%
Monthly Payment Rate 2 collection periods ago                          45.04%
3-month Average Payment Rate                                           48.55%
Early Amortization Event?                                                NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00
Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.   Monthly Noteholder Interest Distribution                          $ 858,958.33
2.   Noteholder Monthly Servicing Fee Distribution                     $ 416,666.67
3.   Reserve Account Deposit Amount Distribution                              $0.00
4.   Noteholder Default Amount Distribution                                   $0.00
5A.  Unreimbursed Noteholder Charge-offs (net of Series Allocable
     Misc. Pmts)                                                              $0.00
5B.  Reinstate reductions in Series 2000-1 Available Subord. Amount           $0.00

6.   Outstanding Carryover Amount Distribution                                $0.00
7.   Yield Supplement Account Deposit Amount Distribution                     $0.00
8.   Previuosly waived Monthly Servicing Fee Distribution                     $0.00
                                                                              -----
            Excess Servicing                                            $658,542.20

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00

EXCESS FUNDING ACCOUNT
----------------------

Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2

     21-Jun-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                    Collections    Accrual     Distribution
                    -----------    -------     ------------
From:                 20-May-02
To:                   19-Jun-02
Days:                        31

  LIBOR Rate          1.8400000%
    (1 month)

Series #                  1         Active
VCI Rating:              N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                             Series                                           Required        Required         Outstanding
Series        Series       Allocation       Invested       Subordinated    Participation    Participation         Note
Number         Name        Percentage        Amount           Amount         Percentage         Amount           Balance
------   ---------------   ----------   ---------------   --------------   -------------   ---------------   ---------------
         Trust                          $500,000,000.00   $82,332,135.43        N/A        $602,332,135.43
         1 Series 2000-1     100.00%    $500,000,000.00   $82,332,135.43      104.00%      $602,332,135.43   $500,000,000.00


VW CREDIT, INC. -- SERVICER                                                                                                  Page 3
21-Jun-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                            EXCESS SPREAD CALCULATION
---------------                                                            -------------------------

Initial Invested Amount                 $500,000,000.00           Weighted Average Rate Charged to Dealers     4.340%
Invested Amount                         $500,000,000.00           LIBOR                                        1.840%
Controlled Accumulation Amount                    $0.00           Note Rate (LIBOR+15.5 b.p.)                  1.995%
Required Subordinated Amount            $ 82,332,135.43           Servicing Fee Rate                           1.000%
Annualized Servicing Fee Rate                      1.00%          Investor Net Losses                          0.000%
                                                                                                              ------
First Controlled Accumulation Date     TO BE DETERMINED           Excess Spread                               1.345%
Accumulation Period Length (months)                 N/A
Expected Final Payment Date                         N/A
Initial Settlement Date                       10-Aug-00
Required Participation Percentage                104.00%
Subordinated Percentage                          9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                      Required       Excess
                                                Series 2000-1        Invested       Subordinated     Funding
Principal Receivables                               Total             Amount            Amount       Amount
---------------------                          ----------------   ---------------   --------------   -------

Series Allocation Percentage                             100.00%
Beginning Balance                               $500,000,000.00   $500,000,000.00   $82,332,135.43   $0.00
  Floating Allocation Percentage                          65.32%            65.32%
  Principal Allocation Percentage                           N/A               N/A

Principal Collections                           $392,692,703.34   $392,692,703.34              N/A       N/A
New Principal Receivables                       $386,199,620.18   $386,199,620.18              N/A       N/A
Principal Default Amounts                                 $0.00             $0.00              N/A       N/A
Receivables Added for Additional Accounts                 $0.00             $0.00              N/A       N/A
Controlled Deposit Amount                                 $0.00               N/A              N/A       N/A

"Pool Factor"                                                        100.00000000%

Ending Balance                                  $500,000,000.00   $500,000,000.00    $82,332,135.43   $0.00
  Floating Allocation Percentage                          65.32%            65.32%


Non-Principal Receivables
-------------------------
Non-Principal Collections                          $1,934,167.2
Recoveries on Receivables Written Off                     $0.00
Investment Proceeds                                   $5,357.76


VW CREDIT, INC. -- SERVICER                                               Page 4
21-Jun-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


Subordinated Amount & Reserve Fund                                          Current                Previous
----------------------------------                                          -------                --------
Available Subordination Amount (Previous)                                 $79,182,523.63        $76,420,222.74
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
                                                                           -------------         -------------
Available Noteholder Principal Collections
(1) Subtotal                                                              $79,182,523.63        $76,420,222.74
(2) Subordination Percentage* Series 2000-1 Invested Amount               $47,945,205.48        $47,945,205.48


(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $34,386,929.95        $31,237,318.15
(d) Payments from Excess Funding Account to Residual                               $0.00                 $0.00
Interestholder

Available Subordinated Amount                                             $82,332,135.43        $79,182,523.63

Overconcentration Amount                                                  $48,038,281.57        $44,008,456.03

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections                                        $2,961,114.50         $2,808,191.48
  Noteholder Non-Principal Collections                                     $1,934,167.20         $1,818,851.32
  Residual Interestholder Non-Principal Collections                        $1,026,947.30           $989,340.16
Investment Proceeds                                                            $5,357.76             $5,261.11
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $4,716,472.26         $4,563,452.59

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $637,896.10           $643,307.00
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67